THIRD AMENDMENT TO

GRAIN PROCUREMENT AGREEMENT

WHEREAS, Granite Falls Energy, LLC and Fanners Cooperative Elevator Co. entered into a Grain Procurement Agreement dated May 14, 2004; and

WHEREAS, said parties entered into an Amendment to Grain Procurement Agreement dated May 15, 2004; and

WHEREAS, the parties entered into a Second Amendment to Grain Procurement Agreement with an effective date of September 1, 2009; and

WHEREAS, the parties acknowledge that said Grain Procurement Agreement terminates effective midnight October 31, 2017; and

WHEREAS, Granite Falls Energy, LLC desires an earlier termination date and Farmers  Cooperative Elevator Co. in exchange for the payment described hereafter, is willing to agree to an earlier termination date.

NOW, THEREFORE, the undersigned parties hereby agree and contract, intending to be legally bound, as follows:

1) The above recitals are incorporated herein.
2) The Grain Procurement Agreement, as Amended, shall terminate effective midnight August 31, 2017.

3)In exchange for Fanners Cooperative Elevator Co. agreeing to said earlier termination date, Granite Falls Energy, LLC shall pay Farmers Cooperative Elevator Co. Two

Hundred Fifty-four Thousand Seven Hundred Forty-four and no/100 Dollars ($254,744.00) on or before August 31, 2017.

4) Granite Falls Energy, LLC is authorized to begin posting bids for purchase of com beginning June 1, 2017 and thereafter; provided that the delivery of such com to Granite Falls Energy, LLC shall not occur until September l, 2017 and thereafter. Specifically, that all com purchases regarding com to be delivered to or used by Granite Falls Energy, LLC through and including midnight August 31, 2017 shall be purchased from Farmers Cooperative Elevator Co. pursuant to the terms and conditions of said Grain Procurement Agreement, as Amended.

5) Except as specifically modified and amended hereby, all terms and conditions of said Grain Procurement Agreement as amended by said First Amendment and said Second Amendment, shall stay in full force and effect.

6) This Third Amendment to said Grain Procurement Agreement may be executed in multiple identical counterparts, all of which shall be construed as one and the same document. Facsimile or electronic signatures shall be deemed original signatures for all purposes.

Dated: February 21, 2017

GRANITE FALLS ENERGY, LLCFARMERS COOPERATIVE ELEVATOR CO.

By:    /s/ Steve A. ChristensenBy:   /s/ Mark Vandelanotte

Its:    CEO/GMIts:   President